UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SUPER MICRO COMPUTER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, JUNE 5, 2020

The following Notice of Change of Location relates to the Definitive Proxy Statement filed by Super Micro Computer, Inc. (the “Company”) with the Securities and Exchange Commission on April 21, 2020 and made available to stockholders of the Company in connection with the solicitation of proxies for the Company’s Annual Meeting of Stockholders to be held on Friday, June 5, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 18, 2020. The Company’s Proxy Statement and fiscal 2019 Annual Report are available on the Company’s website at https://ir.supermicro.com/ or at www.proxyvote.com.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT

Notice of Change of Location of Annual Meeting of Stockholders To Be Held on Friday, June 5, 2020

Due to the ongoing developments related to the coronavirus or COVID-19, including protocols that federal, state and local governments have imposed, to protect the health and well-being of our stockholders, directors, employees and the public, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders (the “Annual Meeting”) has been changed and will be conducted solely online by remote communication, in a virtual only format. The Annual Meeting will still be held at on June 5, 2020, at 2:00 p.m. Pacific Time.

As described in the proxy materials for the Annual Meeting, stockholders of record as of April 8, 2020 are entitled to participate in the Annual Meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/SMCI2020 [virtualshareholdermeeting.com] and enter the 16-digit control number included on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. Guests may join the Annual Meeting in a listen-only mode, and therefore they will not have the option to vote shares or ask questions during the virtual meeting.

Stockholders admitted to the virtual meeting using their control number may submit questions, vote or view our list of stockholders during the Annual Meeting by following the instructions that will be available on the meeting website. You may log into the meeting platform beginning at 1:45 p.m. Pacific Time on June 5, 2020. To submit a question during the meeting, visit www.virtualshareholdermeeting.com/SMCI2020 [virtualshareholdermeeting.com], enter your 16-digit control number, type your question into the “Ask a Question” field and click “Submit.”

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the meeting log in page. Technical support will be available beginning at 6:30 a.m. Pacific Time on June 5, 2020 and will remain available until the meeting has ended.

By Order of the Board of Directors

Kevin Bauer
Senior Vice President, Chief Financial Officer, Corporate Secretary

Dated: May 18, 2020